Exhibit 3.2

Constitution of Mesoblast Limited

Melbourne office

Ref: AXG.LGT.1753918

Table of Contents

1.	Definitions and interpretation	1
1.1.	Definitions	1
1.2.	Interpretation	2
1.3.	Replaceable rules	3
1.4.	Compliance with the Act	4
1.5.	Transitional	4
1.6.	Listing Rules and ASTC Settlement Rules only apply if Company is listed	4
1.7.	Constitution subject to Listing Rules if Company is listed	4

2.	Capital	4
2.1.	Power of Directors to issue Shares and other securities	4
2.2.	Classes of Shares	5
2.3.	Brokerage	5
2.4.	Non-recognition of equitable or other interests	6
2.5.	Register of debenture holders: suspension	6

3.	Restricted Securities	6
3.1.	Compliance with Listing Rules	6
3.2.	Disposals during escrow period	6
3.3.	Company’s obligations if breach	6

4.	Certificates	7
4.1.	Certificated holdings	7
4.2.	Issue of certificates	7
4.3.	Entitlement of Member to certificate	7
4.4.	Certificate for joint holders	7
4.5.	Cancellation of certificate on transfer	7
4.6.	Replacement of certificates	8

5.	CHESS	8
5.1.	Participation in CHESS	8
5.2.	Compliance with ASTC Settlement Rules	8
5.3.	Registers	9
5.4.	No interference with transfer under the ASTC Settlement Rules	9

6.	Lien on Shares	9
6.1.	Company has lien	9
6.2.	Exercise of lien	9
6.3.	Completion of sale	10
6.4.	Application of proceeds of sale	10

7.	Calls on Shares	10
7.1.	Calls	10

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7.2.	Liability of joint holders for calls	11
7.3.	Interest on unpaid amounts	11
7.4.	Fixed sums taken to be called	11
7.5.	Differentiation between Members	11
7.6.	Prepayments of calls	11

8.	Transfer of Shares	12
8.1.	Transferability of certificated Shares	12
8.2.	Registration of transfers	12
8.3.	Restrictions on transfer	12
8.4.	Notice of non-registration	13
8.5.	Suspension of transfers	13
8.6.	Cases where registration may be refused	13

9.	Transmission of Shares	13
9.1.	Entitlement to Shares on death	13
9.2.	Registration of persons entitled	14
9.3.	Dividends and other rights	14

10.	Forfeiture of Shares	15
10.1.	Liability to forfeiture	15
10.2.	Surrender of Shares	15
10.3.	Power to forfeit	15
10.4.	Powers of Directors	15
10.5.	Consequences of forfeiture	16
10.6.	Notice of forfeiture	16
10.7.	Evidentiary matters	16
10.8.	Transfers after forfeiture and sale	17
10.9.	Fixed amounts taken to be calls	17

11.	Alteration of capital	17
11.1.	Power to alter capital	17
11.2.	Power to reduce capital	17
11.3.	Power to buy Shares	18
11.4.	Share Plans	18

12.	Sale of non marketable parcels	18
12.1.	Company may sell Member’s Shares	18
12.2.	Limits on Company’s power to sell	18
12.3.	Time of sale	18
12.4.	Proceeds of sale	19
12.5.	Sale of holdings created on or after 1 September 1999	19
12.6.	Effect of sale	19
12.7.	Further action	19
12.8.	Registration of transfer	19
12.9.	Costs of sale	19

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12.10.	Where Shares of more than one Member sold	20
12.11.	Rights of purchaser	20
12.12.	Limit on Member’s remedies	20

13.	Takeover approval provisions	20
13.1.	Interpretation	20
13.2.	Transfers prohibited without approval	20
13.3.	Meetings	21
13.4.	Deemed approval	21
13.5.	Proportional Bid rejected	22
13.6.	Duration of clause	22

14.	General meetings	22
14.1.	Power of Directors to convene	22
14.2.	Notice of general meetings	23
14.3.	Annual general meetings	24
14.4.	Quorum	24
14.5.	If a quorum not present	24
14.6.	Chairing meetings	24
14.7.	Adjournments	25
14.8.	Voting at general meetings	25
14.9.	Procedure for polls	26
14.10.	Chairman’s casting vote	26
14.11.	Representation and voting of Members	26
14.12.	Joint holders	27
14.13.	Members of unsound mind and minors	27
14.14.	Restriction on voting rights - unpaid amounts	27
14.15.	Objections to qualification to vote	27
14.16.	Number of proxies	27
14.17.	Form of proxy	28
14.18.	Lodgement of proxies	29
14.19.	Validity of proxies	29
14.20.	Where proxy is incomplete	30
14.21.	Right of officers and advisers to attend general meeting	30
14.22.	Use of technology	30
14.23.	Minutes	30

15.	Appointment, removal and remuneration of Directors	31
15.1.	Appointment and removal	31
15.2.	No Share qualification	31
15.3.	Retirement at each annual general meeting	31
15.4.	Remuneration	32
15.5.	Vacation of office	33
15.6.	Retiring allowance for Directors	34

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16.	Powers and duties of Directors	34
16.1.	Powers of Directors	34
16.2.	Appointment of attorneys and representatives	35
16.3.	Negotiable instruments	35

17.	Proceedings of Directors	35
17.1.	Proceedings	35
17.2.	Meetings by telecommunications	35
17.3.	Quorum at meetings	36
17.4.	Chairman of Directors	36
17.5.	Proceedings at meetings	36
17.6.	Disclosure of interests	36
17.7.	Alternate Directors and attendance by proxy	37
17.8.	Vacancies	39
17.9.	Committees	39
17.10.	Circular resolutions	39
17.11.	Defects in Appointments	40

18.	Managing Director	40
18.1.	Power to appoint Managing Director	40
18.2.	Remuneration	41
18.3.	Delegation of powers to Managing Director	41

19.	Secretaries and other officers	41
19.1.	Secretaries	41
19.2.	Other officers	41

20.	Execution of documents	41
20.1.	Manner of execution	41

21.	Inspection of records	42
21.1.	Inspection of records	42

22.	Dividends, interest and reserves	43
22.1.	Power to declare dividends and pay interest	43
22.2.	Crediting of dividends	43
22.3.	Reserves	43
22.4.	Deduction of unpaid amounts	44
22.5.	Distribution in kind	44
22.6.	Payment of distributions	44

23.	Capitalisation of profits	45
23.1.	Capitalisation	45
23.2.	Manner in which sums applied	45
23.3.	Participation by holders of partly paid shares	45
23.4.	Powers of Directors	45

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24.	Dividend reinvestment and bonus Share plans	46
24.1.	Directors may establish plans	46
24.2.	Implementing plan	46
24.3.	Where not all Members or holders participate	46
24.4.	Information and advice to Members	47
24.5.	Limit on Directors’ obligations	47
24.6.	Duties and powers of Directors	47

25.	Notices	47
25.1.	No notice if no address provided	47
25.2.	How notice to be given	47
25.3.	When notice is given	48
25.4.	Notice of general meeting	48

26.	Joint holders	49
26.1.	Notice to be given by joint holders	49
26.2.	Effect of giving notice	49
26.3.	Failure to give notice	49
26.4.	Receipts	49

27.	Winding up	49
27.1.	Where assets insufficient to repay paid up capital	49
27.2.	Where assets sufficient to repay paid up capital	49
27.3.	Powers of liquidator	50
27.4.	Vesting of property in trustees	50

28.	Indemnity and insurance	50
28.1.	Definition	50
28.2.	Company must indemnify Officers	50
28.3.	Documentary indemnity and insurance policy	51
28.4.	Limit on liability	51
28.5	Extent of indemnity	51
28.6	Savings	51
28.7	Indemnity continues	51

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Mesoblast Limited

A Company Limited by Shares

Constitution

1. Definitions and interpretation

1.1. Definitions

The following definitions apply in this Constitution unless the context requires otherwise:

Act means the Corporations Act 2001 (Cth) and any regulations made under that statute;

Approved Financial Product means any Financial Product issued by the Company including the Shares, options or other securities of the Company for which ASTC approval has been given in accordance with the ASTC Settlement Rules;

ASTC means ASX Settlement and Transfer Corporation Pty Limited approved as a Securities Clearing House under the Act;

ASTC Settlement Rules means the rules of ASTC from time to time;

ASX means Australian Stock Exchange Limited;

Business Day means a day which is not a Saturday, Sunday, public holiday or bank holiday in the State of Victoria;

Chairman means the Chairman of Directors appointed under clause 17.4;

CHESS has the meaning given to that term in the ASTC Settlement Rules;

CHESS Subregister has the meaning given to that term in the ASTC Settlement Rules;

Company means Mesoblast Limited;

Constitution means this constitution as altered or added to from time to time;

Director means a person appointed or elected to the office of Director of the Company under this Constitution and includes any alternate Director duly acting as a Director;

Dividend includes an interim dividend;

Financial Products has the meaning given to that term in the ASTC Settlement Rules;

Issuer Sponsored Subregister has the meaning given to that term in the ASTC Settlement Rules;

Listing Rules means the Listing Rules of ASX and any other rules and procedures of ASX that apply while the Company is admitted to the Official List of ASX, each as amended or replaced from time to time, except to the extent of any express written waiver by ASX;

Managing Director means a managing director appointed under clause 18;

Member means a person who is entered in the Register as the holder of Shares in the capital of the Company;

Member Present means, in connection with a meeting, the Member being present in person or by proxy, by attorney and, where the Member is a body corporate, by representative, and includes being present at a different venue from the venue at which other Members are participating in the same meeting, providing the pre-requisites for a valid meeting at different venues are observed;

Official List means the official list of entities that ASX has admitted and not removed;

Person and words importing persons include partnerships, associations and bodies corporate, unincorporated bodies and all other entities or associations recognised by law as well as individuals;

Prescribed Rate means the base lending rate offered by the Company’s principal banker from time to time in respect of loans of $100,000 and over, calculated on a daily basis and a year of three hundred and sixty-five days;

Register means the registers and subregisters (if any) of Members to be kept under the Act and the Listing Rules;

Registered office means the registered office of the Company, unless the context otherwise provides;

Restricted Securities has the same meaning given to it in the Listing Rules;

Share means a share in the capital of the Company;

Seal means any common seal, duplicate common seal or official seal of the Company; and

Signature includes the reproduction by mechanical electronic or other means of the handwritten signature of any person empowered or required to sign documents on behalf of the Company, and sign has a corresponding meaning.

1.2. Interpretation

In this Constitution, unless the context requires otherwise:

(a) the singular includes the plural and vice versa;

(b) a gender includes the other genders;

(c) the headings are used for convenience only and do not affect the interpretation of this Constitution;

(d) other grammatical forms of defined words or expressions have corresponding meanings;

(e) a reference to a document includes the document as modified from time to time and any document replacing it;

(f) if something is to be done on a day which is not a Business Day then it must be done on the next Business Day;

(g) the word “person” includes a natural person and any body or entity whether incorporated or not;

(h) the word “month” means calendar month and the word “year” means 12 months;

(i) the words “in writing” include any communication sent by letter, facsimile transmission or email or any other form of communication capable of being read by the recipient;

(j) a reference to a thing includes a part of that thing;

(k) a reference to all or any part of a statute, rule, regulation or ordinance (statute) includes that statute as amended, consolidated, re-enacted or replaced from time to time;

(l) wherever “include” or any form of that word is used, it must be construed as if it were followed by “(without being limited to)”;

(m) a reference to any agency or body, if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or functions removed (defunct body), means the agency or body that performs most closely the functions of the defunct body;

(n) any expression in this Constitution that is defined in the Listing Rules has the same meaning as in the Listing Rules; and

(o) any expression in a provision of this Constitution that relates to a particular provision of the Act has the same meaning as in that provision of the Act.

1.3. Replaceable rules

The replaceable rules contained in the Act are displaced under section 135(2) of the Act and do not apply to the Company.

1.4. Compliance with the Act

This Constitution is subject to the Act and where there is any inconsistency between a clause of this Constitution and the Act which is not permissible under the Act, the Act prevails to the extent of the inconsistency.

1.5. Transitional

Everything done under this Constitution of the Company continues to have the same operation and effect after the adoption of any successor Constitution as if properly done under that Constitution.

1.6. Listing Rules and ASTC Settlement Rules only apply if Company is listed

In this Constitution, a reference to the Listing Rules or ASTC Settlement Rules only has effect if at the relevant time the Company is admitted to the Official List and is otherwise to be disregarded.

1.7. Constitution subject to Listing Rules if Company is listed

If the Company is admitted to the Official List, the following clauses apply:

(a) despite anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act must not be done;

(b) nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done;

(c) if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);

(d) if the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision;

(e) if the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision; and

(f) if any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

2. Capital

2.1. Power of Directors to issue Shares and other securities

(a) The issue of Shares, options and other securities of the Company is under the control of the Directors.

(b) Any Share, option or other security may be issued with preferred, deferred or other special rights or restrictions, whether with regard to dividends, voting, return of capital, payment of calls or otherwise, as the Directors decide.

(c) Clause 7.1(a) has effect without prejudice to any special rights conferred on the holders of any issued Shares, options or other securities.

2.2. Classes of Shares

(a) This clause applies when the share capital is divided into different classes of Shares.

(b) The rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied:

(i) with the consent in writing of the holders of at least 75% of the issued Shares of that class; or

(ii) with the sanction of a special resolution passed at a separate general meeting of the holders of the Shares of the class.

(c) The provisions of this Constitution relating to general meetings apply to every separate class except that any holder of Shares of the class present may demand a poll.

(d) The rights conferred on the holders of the Shares of any class issued with special rights are not, unless otherwise provided by this Constitution, or by the terms of issue of the Shares of that class, taken to be varied, abrogated or otherwise affected by the creation or issue of further Shares ranking equally with those Shares.

(e) The issue of any securities ranking in priority, or any conversion of existing securities to securities ranking equally or in priority, to an existing class of preference Share is a variation or abrogation of the rights attaching to those preference Shares and requires approval under clause 2.2(b).

2.3. Brokerage

(a) Subject to the provisions and restrictions contained in the Act and the Listing Rules, the Company may pay brokerage or commission to any person in consideration of the person:

(i) subscribing or agreeing to subscribe (whether absolutely or conditionally) for any Shares in the Company; or

(ii) procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares in the Company.

(b) Any brokerage or commission may be satisfied by:

(i) the payment of cash;

(ii) the allotment of Shares of the Company; or

(iii) a mixture of the above.

2.4. Non-recognition of equitable or other interests

Except as otherwise provided in this Constitution, the Company must treat the registered holder of any Share as the absolute owner of the Share and must not, except as ordered by a court or as required by statute, recognise (even when having notice) any equitable or other claim to or interest in the Share on the part of any other person.

2.5. Register of debenture holders: suspension

Except when any of the debentures of the Company are quoted on ASX, the Company may close its register of debenture holders during a period or periods not exceeding in aggregate 30 days in any calendar year.

3. Restricted Securities

3.1. Compliance with Listing Rules

Restricted Securities issued by the Company cannot be disposed of except as permitted by the Listing Rules.

3.2. Disposals during escrow period

The Company will refuse to acknowledge a disposal of Restricted Securities (including registering a transfer of any Restricted Securities) during the escrow period relating to the Restricted Securities except as permitted by the Listing Rules or by ASX.

3.3. Company’s obligations if breach

For the duration of a breach of the Listing Rules relating to Restricted Securities or a breach of a Restriction Agreement, the Company must not:

(a) pay any dividend or distribution to; or

(b) permit the exercise any voting rights by,

the holder of the Restricted Securities.

4. Certificates

4.1. Certificated holdings

The provisions of this clause 3 apply only to the extent that the Company is required by the Act, the Listing Rules or the ASTC Settlement Rules to issue certificates for Shares or other marketable securities of the Company, and then only for those Shares or other marketable securities for which certificates are required to be issued.

4.2. Issue of certificates

Subject to this Constitution, where the Company is required by the Act, the Listing Rules or the ASTC Settlement Rules to issue certificates for Shares or other marketable securities of the Company, the certificates must:

(a) be issued under the Seal and in accordance with the Act, the Listing Rules and ASTC Settlement Rules; and

(b) include all information required by the Act, the Listing Rules and ASTC Settlement Rules.

4.3. Entitlement of Member to certificate

Subject to this Constitution, every Member is entitled free of charge to one certificate for each class of Shares or other marketable securities registered in its name or to several certificates each for a reasonable proportion of those Shares or marketable securities.

4.4. Certificate for joint holders

Where Shares or other marketable securities are registered in the names of two or more persons, only one certificate is required to be issued for each class of those Shares or marketable securities.

4.5. Cancellation of certificate on transfer

(a) Subject to this Constitution, on every application to register the transfer of any Shares or other marketable securities or to register any person as a Member in respect of any Shares or other marketable securities that may have been transmitted to that person by operation of law:

(i) the certificate for those Shares or other marketable securities must be delivered up to the Company for cancellation; and

(ii) unless the holding has become uncertificated, a new certificate in similar form specifying the Shares or other marketable securities transferred or transmitted must be delivered to the transferee or transmittee within 3 Business Days after the day of lodgement with the Company of the registrable transfer or transmission notice.

(b) If registration is required for only some of the Shares or other marketable securities specified on the certificate delivered up to the Company, then unless the holding has become uncertificated, a new certificate specifying the Shares or other marketable securities remaining untransferred or untransmitted must be delivered to the transferor.

4.6. Replacement of certificates

(a) The Company must issue a replacement certificate:

(i) if the certificate is worn out or defaced, on production of the certificate to the Company to be replaced and cancelled; or

(ii) if the certificate is lost or destroyed, on the Company being provided with:

(A) evidence that the certificate has been lost or destroyed, and has not been disposed of or pledged, as is required by the Act;

(B) an undertaking to return the certificate, if found, as required by the Act;

(C) if the Directors consider it necessary, a bond or indemnity as the Act authorises the Directors to require; and

(D) if the Directors consider it necessary, a copy of an advertisement published in a daily newspaper, as the Act authorises the Directors to require.

(b) All replacement certificates must be issued within 3 Business Days after the Company receives the original certificate or evidence of loss or destruction.

5. CHESS

5.1. Participation in CHESS

(a) The Board may at any time resolve that the Company will participate in CHESS.

(b) This clause 5 applies if the Company is granted participation in CHESS.

5.2. Compliance with ASTC Settlement Rules

The Company must comply with the ASTC Settlement Rules if any of its securities are CHESS Approved Securities. In particular the Company must comply with the requirements of the ASTC Settlement Rules and the Listing Rules regarding the maintenance of registers, the issuing of holding statements and transfers in relation to its Approved Financial Products.

5.3. Registers

If the Company’s securities are Approved Financial Products, in addition to the CHESS Subregister, it must provide for any other subregister required to be maintained under the ASTC Settlement Rules.

5.4. No interference with transfer under the ASTC Settlement Rules

The Company must not in any way prevent, delay or interfere with the generation of a transfer under the ASTC Settlement Rules or the registration of a paper-based transfer in registrable form (which satisfies the requirements of clause 8), except as permitted by clause 8.3, the Listing Rules or ASTC Settlement Rules.

6. Lien on Shares

6.1. Company has lien

(a) The Company has an exclusive first lien on every Share for:

(i) any amount due and unpaid in respect of the Share that has been called or is payable at a fixed time;

(ii) any amounts which remain outstanding on loans made by the Company to acquire Shares under an employee incentive scheme; and

(iii) all amounts that the Company has according to law paid in respect of the Share, including reasonable expenses and interest incurred because the amount has not been paid.

(b) The Directors may at any time exempt a Share wholly or in part from the provisions of this clause.

(c) The Company’s lien (if any) on a Share extends to all dividends payable and entitlements in respect of the Share. The Company may retain those dividends or entitlements and may apply them in or towards satisfaction of all amounts due to the Company in respect of which the lien exists.

(d) No person is entitled to exercise any rights or privileges as a Member until the Member has paid all monies for the time being payable in respect of every Share held by the Member.

6.2. Exercise of lien

(a) Subject to clause 6.2(b), the Company may sell any Shares on which the Company has a lien, in the manner that the Directors think fit.

(b) A Share on which the Company has a lien may not be sold unless:

(i) a sum in respect of which the lien exists is payable; and

(ii) at least 7 days before the date of the sale, the Company has given to the Member or the person entitled to the Share by reason of the death, mental incapacity or bankruptcy of the Member, a notice in writing demanding payment of the sum.

6.3. Completion of sale

(a) For the purpose of giving effect to a sale of Shares to enforce a lien, the Directors may authorise a person to do everything necessary to effect a transfer of the Shares in favour of the person to whom the Shares are sold.

(b) The Company must register the purchaser as the holder of the Shares comprised in any transfer, after which the validity of the sale may not be disputed by any person and the purchaser is not concerned with the application of the purchase money.

(c) The title of the purchaser to the Shares is not affected by any irregularity or invalidity in connection with the sale.

(d) The purchaser is discharged from liability for any calls which were in default before the purchase of those Shares, unless otherwise expressly agreed.

(e) The remedy of any person aggrieved by any sale is in damages only and against the Company exclusively.

6.4. Application of proceeds of sale

The proceeds of a sale made to enforce a lien must be applied by the Company in the following order:

(a) first, in payment of all costs of or in relation to the enforcement of the lien and of the sale;

(b) next, in satisfaction of the amount in respect of which the lien exists as is then payable to the Company (including interest); and

(c) last, the residue (if any) to or at the direction of the person registered as the holder of the Shares immediately prior to the sale on production of any evidence as to title required by the Directors.

7. Calls on Shares

7.1. Calls

(a) Members must pay all money payable on partly paid Shares in accordance with the defined call program forming part of the terms of issue of those Shares.

(b) The Directors may postpone or may revoke a call.

(c) A call may be payable by instalments.

(d) A call is made at the time when the resolution of the Directors authorising the call is passed.

(e) The Company must send notices of a call to Members in accordance with the terms of the partly paid Shares, but if not prescribed, then within 5 Business Days of the Directors’ resolution to make the call.

(f) The Company must make reasonable efforts to ensure that all holders of the partly paid Shares receive notice of each call, but the non-receipt of a notice or the accidental omission to give notice of a call does not invalidate the call.

7.2. Liability of joint holders for calls

The joint holders of a Share are jointly and severally liable to pay all calls in respect of the Share.

7.3. Interest on unpaid amounts

(a) If a sum called or otherwise payable to the Company in respect of a Share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due must pay interest on the sum from the day appointed for payment of the sum to the time of actual payment at a rate determined by the Directors but not exceeding the Prescribed Rate together with expenses incurred by the Company by reason of non-payment.

(b) The Directors may waive payment of that interest wholly or in part.

7.4. Fixed sums taken to be called

(a) Any sum that, under the terms of issue of a Share, becomes payable on issue or at or after a fixed or defined date is, for the purposes of this Constitution, taken to have been duly called and is payable on the date payable under the terms of issue.

(b) If any other sum is not paid when due, all the provisions of this Constitution relating to payment of interest and expenses, forfeiture or otherwise apply as if that sum had become payable by virtue of a call duly made and notified.

7.5. Differentiation between Members

The Directors may differentiate between Members as to the amount of calls to be paid and the times of payment.

7.6. Prepayments of calls

(a) The Directors may accept from a Member the whole or a part of the amount unpaid on a Share even if that amount has not been called.

(b) The Directors may authorise payment of interest on the whole or any part of an amount accepted under clause 7.6(a) until the amount becomes payable at a rate, not exceeding the Prescribed Rate, that is agreed between the Directors and the Member paying the sum.

(c) The Directors may at any time repay the whole or any part of any amount paid in advance and any interest agreed abates from the time of payment.

8. Transfer of Shares

8.1. Transferability of certificated Shares

(a) Subject to this Constitution, the Act, the Listing Rules and ASTC Settlement Rules, a Member’s Shares may be transferred by instrument in writing in any form authorised by the Act or in any other form that the Directors approve.

(b) No fee may be charged by the Company on the transfer of any Shares.

(c) A transferor of Shares remains the holder of the Shares until the transfer is registered.

8.2. Registration of transfers

(a) Subject to this Constitution, the Act, the Listing Rules and ASTC Settlement Rules, where Shares are transferred, the following documents must be lodged for registration at the registered office of the Company or the location of the relevant Share register:

(i) the instrument of transfer;

(ii) the certificate (if any) for the Shares; and

(iii) any other information that the Directors may require to establish the transferor’s right to transfer the Shares.

(b) On compliance with clause 8.2(a), the Company must, subject to any powers of the Company to refuse registration, register the transferee as a Member.

(c) The Directors may waive compliance with clause 8.2(a)(ii) on receipt of satisfactory evidence of loss or destruction of the certificate.

8.3. Restrictions on transfer

Except as otherwise provided for in the Listing Rules and ASTC Settlement Rules, the Directors may in their absolute discretion ask ASTC to apply a holding lock to prevent a transfer under the ASTC Settlement Rules, or refuse to register a paper-based transfer, of a Share where:

(a) the Company has a lien on the Shares the subject of the transfer;

(b) the Company is served with a court order that restricts a Member’s capacity to transfer the Shares;

(c) registration of the transfer may break an Australian law and ASX has agreed in writing to the application of a holding lock (which must not breach a ASTC Settlement Rule) or that the Company may refuse to register a transfer;

(d) during the escrow period of Restricted Securities;

(e) if the transfer is paper-based, either a law related to stamp duty prohibits the Company from registering it or the Company is otherwise allowed to refuse to register it under the Listing Rules; or

(f) the transfer does not comply with the terms of any employee incentive scheme of the Company.

8.4. Notice of non-registration

If the Directors decline to register any transfer of Shares, the Company must within 5 Business Days after the transfer is lodged with the Company give to the person who lodges the transfer written notice of, and the precise reasons for, the decision to decline registration.

8.5. Suspension of transfers

The registration of transfers of Shares may be suspended at any time and for any period as the Directors from time to time decide. The aggregate of those periods must not exceed 30 days in any calendar year.

8.6. Cases where registration may be refused

In any case where the Company is entitled to refuse registration of the transfer in accordance with the Act and this Constitution, the Company may do any or all things permitted by the Act.

9. Transmission of Shares

9.1. Entitlement to Shares on death

(a) Where a Member dies:

(i) the surviving Member, where the deceased Member was a joint holder; and

(ii) the legal personal representatives of the deceased Member, where the Member was a sole holder,

are the only persons recognised by the Company as having any title to the Member’s interest in the Shares.

(b) The Directors may require evidence of a Member’s death as they think fit.

(c) This clause does not release the estate of a deceased joint holder from any liability in respect of a Share that had been jointly held by the holder with another person or persons.

9.2. Registration of persons entitled

(a) Subject to the Bankruptcy Act 1966 and to the production of any information that properly is required by the Directors, a person becoming entitled to a Share in consequence of the death, mental incapacity or bankruptcy of a Member may elect to:

(i) be registered personally as holder of the Share; or

(ii) have another person registered as the transferee of the Share.

(b) All the limitations, restrictions and provisions of this Constitution relating to:

(i) the right to transfer;

(ii) the registration of a transfer; and

(iii) the issue of certificates,

are applicable to any transfer as if the death, mental incapacity or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by that Member.

9.3. Dividends and other rights

(a) Where a Member dies, becomes mentally incapacitated or bankrupt, the Member’s legal personal representative or the trustee of the Member’s estate (as the case may be) is, on the production of all information as is properly required by the Directors, entitled to the same:

(i) dividends, entitlements and other advantages; and

(ii) rights (whether in relation to meetings of the Company or to voting or otherwise),

as the Member would have been entitled to if the Member had not died, become mentally incapacitated or bankrupt.

(b) Where 2 or more persons are entitled jointly to any Share as a result of the death of a Member, they are, for the purposes of this Constitution, taken to be joint holders of the Share.

10. Forfeiture of Shares

10.1. Liability to forfeiture

(a) If a Member fails to pay a call or instalment of a call when due, the Directors may, at any time afterwards while any part of the call or instalment remains unpaid, serve a notice on the Member requiring payment of so much of the unpaid call or instalment, together with any accrued interest and all expenses incurred as a result of the non-payment.

(b) The notice must:

(i) specify a day at least 10 Business Days after the date of the notice by which and a place at which the payment is to be made; and

(ii) state that the Shares in respect of which the call was made are liable to be forfeited if payment is not made by the time specified.

10.2. Surrender of Shares

Subject to the Act and the Listing Rules, the Directors may accept the:

(a) surrender of any fully paid Share by way of compromise of any question as to the proper registration of the holder or in satisfaction of any payment due to the Company; and

(b) gratuitous surrender of any fully paid Share.

Any Share so surrendered may be disposed of in the same manner as a forfeited Share.

10.3. Power to forfeit

(a) Subject to the Act and the Listing Rules, if the requirements of a notice under clause 10.1 are not complied with, any Share in respect of which the notice has been given may, at any time afterwards but before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

(b) Such a forfeiture includes all dividends declared in respect of the forfeited Shares and not actually paid before the forfeiture.

10.4. Powers of Directors

(a) A forfeited Share may be sold or otherwise disposed of as the Directors think fit.

(b) The forfeiture may be cancelled on the terms that the Directors think fit at any time before a sale or disposition.

(c) The proceeds of sale of a forfeited Share must be applied in the following order:

(i) first, in payment of all costs of or in relation to the sale;

(ii) next, in satisfaction of the amount in respect of the Shares as is then payable to the Company (including interest); and

(iii) last, the residue (if any) to or at the direction of the person registered as the holder of the Shares immediately prior to the sale or to the person’s estate, on production of any evidence as to title required by the Directors.

10.5. Consequences of forfeiture

A person whose Shares have been forfeited:

(a) ceases to be a Member in respect of the forfeited Shares at the time of the Director’s resolution approving the forfeiture;

(b) has no claims or demands against the Company in respect of those Shares;

(c) has no other rights to the Shares except any rights expressly provided by the Act or this Constitution; and

(d) remains liable to pay to the Company all money that, at the date of forfeiture, was payable by the person to the Company in respect of the Shares including, if the Directors think fit, interest from the date of forfeiture at the Prescribed Rate on the money for the time being unpaid. The Directors may as they think fit compel the payment of any part of the money for which the Member is liable.

10.6. Notice of forfeiture

(a) Notice of the resolution of forfeiture must be given to the Member in whose name the Share was registered immediately before the forfeiture and an entry of the forfeiture and its date must be made immediately in the register.

(b) The provisions of clause 10.6(a) are directory only and the validity of any forfeiture is not affected in any way by any omission to give the notice or to make the entry.

10.7. Evidentiary matters

Without prejudice to clause 10.6, a statement in writing by a Director or a Secretary of the Company to the effect that:

(a) a Share in the Company has been duly forfeited on a date specified in the statement; or

(b) a particular sum is payable by a Member or former Member to the Company at a particular date in respect of a call or instalment of a call (including interest),

is, in the absence of manifest error, conclusive evidence of the facts set out in the statement as against all persons claiming to be entitled to the Share and against the Member or former Member who remains liable to the Company under clause 10.9.

10.8. Transfers after forfeiture and sale

(a) The Company may:

(i) receive the proceeds of sale or disposition of a forfeited Share; and

(ii) transfer the Share to the transferee.

(b) On registration of the transfer, the transferee is not bound to see to the application of any money paid as consideration.

(c) The title of the transferee to the Share is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the Share.

10.9. Fixed amounts taken to be calls

The provisions of this Constitution relating to forfeiture apply to non-payment of any sum that becomes payable for a Share at a defined time, as if that sum was payable as a call duly made.

11. Alteration of capital

11.1. Power to alter capital

The Company may, by resolution, do any one or more of the following:

(a) increase its share capital by the creation of new Shares;

(b) consolidate all or part of its share capital;

(c) subdivide all or any of its share capital; and

(d) cancel Shares that at the time of the resolution have not been taken or agreed to be taken by any person or that have been forfeited and reduce its share capital by the amount of the Shares so cancelled.

11.2. Power to reduce capital

(a) Subject to the Act and the Listing Rules, the Company may by special resolution resolve to reduce its share capital.

(b) Subject to the Act and the Listing Rules, a reduction of share capital may be effected in any lawful manner, including by cancellation of Shares, return of funds or distribution of assets in specie, as the Directors may approve.

11.3. Power to buy Shares

The Company may, in accordance with the Act and the Listing Rules, buy its own Shares on any terms and conditions determined by the Directors.

11.4. Share Plans

The Board may establish share plans for Directors and senior executives including non executive Directors (subject to any applicable restrictions under the Act and the Listing Rules).

12. Sale of non marketable parcels

12.1. Company may sell Member’s Shares

Subject to the Act, the Listing Rules and the ASTC Settlement Rules the Company may sell the Shares of a Member if:

(a) the total number of Shares of a particular class held by that Member on the date on which notice is given under this clause is less than a marketable parcel;

(b) the Company gives to that Member written notice stating that the Shares are liable to be sold or disposed of by the Company; and

(c) the Member does not give notice in writing to the Company by the date specified in the notice by the Company (being not less than 6 weeks after the date of the Company giving that notice), stating that the Member wishes to retain the holding and the Member has not increased his or her holding to the number of Shares sufficient to constitute or exceed a marketable parcel.

12.2. Limits on Company’s power to sell

(a) The Company may only exercise its powers under clause 12.1 once in any 12 month period.

(b) The Company’s power to sell under clause 12.1 lapses following the announcement of a takeover bid for the Company. However, the procedure may be started again after the close of the offers made under the takeover.

12.3. Time of sale

The Company may sell the Shares which make up less than a marketable parcel as soon as practicable at a price which the Directors consider to be the best price reasonably obtainable for the Shares at the time they are sold.

12.4. Proceeds of sale

(a) The proceeds of the sale will not be sent to the former Member until the Company has received any certificate relating to the Shares (or is satisfied that the certificate has been lost or destroyed).

(b) All money payable to a former Member under this clause which is unclaimed for 1 year after payment may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed or otherwise disposed of according to law. No money payable under this clause by the Company to a former Member bears interest as against the Company.

12.5. Sale of holdings created on or after 1 September 1999

In addition to the powers of the Company set out above, the Company may sell the Shares of a Member if the Shares of a particular class held by the Member are in a new holding created by a transfer on or after 1 September 1999 of a number of Shares that was less than a marketable parcel at the time:

(a) a transfer under ASTC Settlement Rules was initiated; or

(b) a paper based transfer was lodged with the Company.

The Company may give a Member referred to in this clause, notice in writing stating that the Company intends to sell or dispose of the Shares, and that the proceeds of the sale, less the costs of the sale, will be sent to the holder after the sale has been effected.

12.6. Effect of sale

The exercise by the Company of its powers under this clause 11.4 extinguishes all interests in the Shares of the former Member, and all claims against the Company in respect of those Shares by that Member including all dividends (whether final or interim) determined to be paid in respect of those Shares and not actually paid or accrued.

12.7. Further action

The Secretary may take any action on behalf of a Member to give effect to this clause as the Secretary considers necessary.

12.8. Registration of transfer

The Company may register a transfer of Shares whether or not any certificate for the Shares has been delivered to the Company.

12.9. Costs of sale

The Company bears the costs of sale of the transferor of the Shares sold under this clause 11.4 (but is not liable for tax on income or capital gains of the former Member).

12.10. Where Shares of more than one Member sold

If the Shares of 2 or more Members to whom this clause applies are sold to 1 purchaser, the transfer may be effected by 1 transfer.

12.11. Rights of purchaser

(a) A certificate signed by the Secretary stating that Shares sold under this clause have been properly sold discharges the purchaser of those Shares from all liability in respect of the purchase of those Shares.

(b) When a purchaser of Shares is registered as the holder of the Shares, the purchaser:

(i) is not bound to see to the regularity of the actions and proceedings of the Company under this clause or to the application of the proceeds of sale; and

(ii) has title to the Shares which is not affected by any irregularity or invalidity in the actions and proceedings of the Company.

12.12. Limit on Member’s remedies

Any remedy of any Member to whom this clause applies in respect of the sale of the Member’s Shares is limited to a right of action in damages against the Company to the exclusion of any other right, remedy or relief against any other person.

13. Takeover approval provisions

13.1. Interpretation

In this clause 13:

(a) Associate in relation to another person has the meaning given to that term in the Act;

(b) Offeror means a person making an offer for Shares under a Proportional Bid;

(c) Proportional Bid means a proportional takeover bid as defined in section 9 of the Act; and

(d) Relevant Day, in relation to a Proportional Bid, means the day that is 14 days before the last day of the bid period.

13.2. Transfers prohibited without approval

Where a Proportional Bid in respect of Shares included in a class of Shares in the Company has been made:

(a) the registration of a transfer giving effect to a contract resulting from the acceptance of an offer made under the Proportional Bid is prohibited unless and until a resolution (Approving Resolution) to approve the Proportional Bid is passed, or is deemed to have been passed, in accordance with Subdivision C of Chapter 6.5 of the Act;

(b) a Member (other than the Offeror or a person associated with the Offeror) who, as at the end of the day on which the first offer under the Proportional Bid was made, held Shares included in that class is entitled to vote on an Approving Resolution and, for the purposes of so voting, is entitled to 1 vote for each such Share;

(c) neither the Offeror or an Associate of the Offeror may vote on an Approving Resolution;

(d) an Approving Resolution must be voted on at a meeting, convened and conducted by the Company, of the Members entitled to vote on the resolution; and

(e) an Approving Resolution is passed if more than 50% of the votes cast on the resolution by Members Present are in favour of the resolution.

13.3. Meetings

(a) The provisions of this Constitution relating to a general meeting of the Company apply, with such modifications as the circumstances require, in relation to a meeting that is convened for the purposes of this clause 13.

(b) The Directors of the Company must ensure that the Approving Resolution is voted on in accordance with this clause before the Relevant Day.

(c) Where an Approving Resolution is voted on in accordance with this clause, then before the Relevant Day, the Company must:

(i) give to the Offeror; and

(ii) serve on ASX,

a written notice stating that a resolution to approve the Proportional Bid has been voted on and that the resolution has been passed or has been rejected, as the case requires.

13.4. Deemed approval

Where, as at the end of the day before the Relevant Day in relation to a Proportional Bid, no Approving Resolution to approve the Proportional Bid has been voted on in accordance with this clause, an Approving Resolution to approve the Proportional Bid is, for the purposes of this clause, deemed to have been passed under this clause 13.

13.5. Proportional Bid rejected

Where an Approving Resolution is voted on and is rejected then:

(a) despite section 652A of the Act, all offers under the Proportional Bid that have not, as at the end of the Relevant Day, resulted in binding contracts are deemed to be withdrawn at the end of the Relevant Day;

(b) the Offeror must immediately, after the end of the Relevant Day, return to each Member any documents that were sent by the Member to the Offeror with the acceptance of the offer;

(c) the Offeror may rescind and must, as soon as practicable after the end of the Relevant Day, rescind each contract resulting from the acceptance of an offer made under the Proportional Bid; and

(d) a Member who has accepted an offer made under the Proportional Bid is entitled to rescind the contract (if any) resulting from that acceptance.

13.6. Duration of clause

This clause 13 ceases to have effect on the later to occur of:

(a) the third anniversary of its adoption; or

(b) the third anniversary of its most recent renewal effected under the Act.

14. General meetings

14.1. Power of Directors to convene

(a) The Directors may convene a general meeting of Members whenever they think fit.

(b) Subject to the Act, the Members may require the Directors to convene a general meeting.

(c) The Directors may, by written notice to all Members, cancel any meeting convened by them, but a meeting convened on the requisition of a Member or Members cannot be cancelled without their consent.

(d) The Directors may postpone a general meeting or change the place at which it is to be held by giving appropriate notice to all persons to whom the notice of the original meeting was given, not later than 72 hours prior to the time of the meeting. The notice must specify the new place, date and time of the meeting.

(e) In relation to meetings of Members, a meeting includes:

(i) all adjournments of a meeting; and

(ii) any meeting convened to be held by those entitled to be present, meeting simultaneously in different locations as determined by the Directors.

(f) The business of a meeting held under clause 14.1(e)(ii) cannot be validly considered, and any resolutions at that meeting have no effect, unless:

(i) the Members Present at each such location can hear and participate in the business of the meeting as it is being conducted both at the venue at which the chairman of the meeting is present and at each other venue; and

(ii) satisfactory provision is made at each venue for the recording of all votes cast,

and on satisfying these conditions, the meeting is taken to be held where the chairman of the meeting conducts the meeting and all proceedings conducted in that manner are as valid and effective as if conducted at a single gathering of a quorum of those entitled to be present.

14.2. Notice of general meetings

(a) Each notice convening a general meeting must specify:

(i) the place, date and time of the meeting (and, if the meeting is to be held in 2 or more places, the technology that will be used to facilitate this); and

(ii) the general nature of any special business to be transacted at the meeting.

(b) Notice of a general meeting must be provided to Members at least 28 clear days before the meeting is to be held.

(c) A notice convening an annual general meeting need not state the general nature of business of the kind referred to in clause 14.2(a) but, if the business includes the election of Directors, the names of the candidates for election must be stated.

(d) The non-receipt of a notice convening a general meeting by, or the accidental omission to give notice to, any person entitled to receive notice does not invalidate the proceedings at or any resolution passed at the meeting.

(e) Subject to the Act the Directors may give notices by any electronic means permitted by the Act and to an electronic address nominated by the relevant Member.

14.3. Annual general meetings

Annual general meetings of the Company must be held in accordance with the Act and the Listing Rules. The business of an annual general meeting is to:

(a) consider the annual report, Directors’ report and the auditor’s report;

(b) elect Directors;

(c) appoint the auditor;

(d) fix the remuneration of the auditors; and

(e) transact any other business that may be properly brought before the meeting.

14.4. Quorum

(a) No business may be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business.

(b) Except as otherwise provided in this Constitution, a quorum constitutes:

(i) 5 Members Present; or

(ii) where the total number of Members is less than 5, all those Members being the Members Present.

14.5. If a quorum not present

If a quorum is not present within 15 minutes after the time appointed for the meeting:

(a) where the meeting is convened on the requisition of Members, the meeting must be dissolved (subject to clause 14.7(a)); and

(b) in any other case:

(i) the meeting stands adjourned to a day and at a time and place as the Directors decide or, if no decision is made by the Directors, to the same day in the next week at the same time and place; and

(ii) if at the adjourned meeting a quorum is not present within 15 minutes after the time appointed for the meeting, the meeting must be dissolved.

14.6. Chairing meetings

(a) Subject to clause 14.6(b), the Chairman or, in the Chairman’s absence, the deputy Chairman, must preside as chairman at every general meeting.

(b) Where a general meeting is held and:

(i) there is no Chairman or deputy Chairman; or

(ii) the Chairman or deputy Chairman is not present within 15 minutes after the time appointed for the meeting or does not wish to act as chairman of the meeting,

the Directors present must choose one of their number or, in the absence of all Directors or if none of the Directors present wish to act, the Members Present must elect one of their number to chair the meeting.

14.7. Adjournments

(a) The chairman of the meeting may, and must if so directed by the meeting, adjourn the meeting from time to time and from place to place.

(b) No business may be transacted at any continuation of an adjourned meeting other than the business left unfinished at the meeting which has been adjourned.

(c) When a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of an original meeting.

(d) Except as provided by clause 14.7(c), it is not necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

14.8. Voting at general meetings

(a) Any resolution to be considered at a meeting will be decided on a show of hands unless a poll is demanded at or before the declaration of the result of the show of hands. Before a vote is taken, the chairman of the meeting must inform the meeting of how many proxy votes have been received and how the proxy votes are to be cast on that resolution.

(b) A declaration by the chairman of the meeting that a resolution has on a show of hands been carried or lost and an entry to that effect in the minutes of the meeting is conclusive evidence of the fact without the need to show the number or proportion of the votes recorded in favour of or against the resolution.

(c) A poll may be demanded:

(i) by the chairman of the meeting;

(ii) by at least 5 Members Present and having the right to vote at the meeting;

(iii) by a Member or Members Present with at least 5% of the votes that may be cast on the resolution on a poll; or

(iv) by a Member or Members Present holding Shares in the Company conferring a right to vote at the meeting on which an aggregate sum has been paid up equal to not less than 5% of the total sum paid up on all the Shares conferring that right.

(d) The demand for a poll may be withdrawn.

(e) A poll may not be demanded on the election of a person to chair a meeting or on a resolution for adjournment.

14.9. Procedure for polls

(a) A poll, when demanded, is to be taken in the manner and at the time the chairman of the meeting directs.

(b) The result of the poll is a resolution of the meeting at which the poll was demanded.

(c) The demand for a poll does not prevent a meeting from continuing for the transaction of any other business.

14.10. Chairman’s casting vote

Subject to the Act and the Listing Rules, in the case of an equality of votes on a show of hands or on a poll the chairman of the meeting has a casting vote in addition to any vote to which that chairman may otherwise be entitled.

14.11. Representation and voting of Members

Subject to this Constitution and any rights or restrictions for the time being attached to any class or classes of Shares:

(a) at meetings of Members or classes of Members each Member entitled to attend and vote may attend and vote in person or by proxy, or attorney and (where the Member is a body corporate) by representative;

(b) on a show of hands, every Member Present having the right to vote at the meeting has one vote; and

(c) on a poll, every Member Present has:

(i) one vote for each fully paid Share; and

(ii) in the case of partly paid Shares, that proportion of a vote as is equal to the proportion which the amount paid up on that Member’s Share bears to the total issue price for the Share, excluding calls paid in advance of the due date for payment.

14.12. Joint holders

Where more than one joint holder votes, the vote of the holder whose name appears first in the register of Members must be accepted to the exclusion of the others whether the vote is given personally, by attorney or proxy.

14.13. Members of unsound mind and minors

(a) If a Member is:

(i) of unsound mind;

(ii) a person whose person or estate is liable to be dealt with in any way under the law relating to mental health; or

(iii) a minor,

the Member’s committee or trustee or any other person who has proper management or guardianship of the Member’s estate or affairs may, subject to clause 14.13(b), exercise any rights of the Member in relation to a general meeting as if the committee, trustee or other person were the Member.

(b) Any person with powers of management or guardianship cannot exercise any rights under clause 14.13(a) unless the person has provided the Directors with satisfactory evidence of the person’s appointment and status.

14.14. Restriction on voting rights - unpaid amounts

A Member is not entitled to vote in respect of a security giving the holder the right to vote unless all calls and other sums presently payable by the Member in respect of that security have been paid.

14.15. Objections to qualification to vote

(a) An objection to the qualification of a person to vote may be raised only at the meeting or adjourned meeting at which the vote objected to is tendered.

(b) Any objection must be referred to the chairman of the meeting, whose decision is final.

(c) A vote allowed after an objection is valid for all purposes.

14.16. Number of proxies

(a) A Member who is entitled to attend and cast a vote at a meeting of the Company’s Members may appoint a person as the Member’s proxy to attend and vote for the Member at the meeting.

(b) An appointment of a proxy may specify the proportion or number of votes that the proxy may exercise.

(c) If a member is entitled to cast two or more votes at a meeting, the Member may appoint two proxies. If the Member appoints two proxies and the appointment does not specify the proportion or number of the Member’s votes each proxy may exercise, each proxy may exercise half of the votes.

14.17. Form of proxy

(a) An instrument appointing a proxy is valid if it is in the form specified by the Directors from time to time and is:

(i) signed by or on behalf of the Member of the Company making the appointment; and

(ii) contains the following information:

(A) the Member’s name and address;

(B) the Company’s name;

(C) the proxy’s name or the name of the office held by the proxy; and

(D) the meetings at which the appointment may be used.

(b) The proxy form must provide for the Member to vote for or against each resolution and may provide for abstention to be indicated.

(c) An instrument appointing a proxy may specify the manner in which the proxy is to vote in respect of a particular resolution. Where it does so, the proxy is not entitled to vote on the resolution except as specified in the instrument. A proxy may vote as the proxy thinks fit on any motion or resolution in respect of which no manner of voting is indicated.

(d) An instrument appointing a proxy confers authority to demand or join in demanding a poll.

(e) An instrument appointing a proxy may be in any form that the Directors accept or stipulate.

(f) Despite clause 14.12, where an instrument of proxy is signed by all of the joint holders of any Shares, the votes of the proxy so appointed must be accepted in respect of those Shares to the exclusion of any votes tendered by a proxy for any one of those joint holders.

14.18. Lodgement of proxies

(a) An instrument appointing a proxy is not treated as valid unless:

(i) the instrument; and

(ii) the power of attorney or other authority (if any) under which the instrument is signed; or

(iii) a copy of that power or authority certified in a manner acceptable to the Directors,

are lodged not less than 48 hours (or any shorter period as the Directors may permit) before the time for holding the meeting at the place specified for that purpose in the notice of the meeting or, if none, at the registered office of the Company.

(b) An instrument appointing a representative to act for a Member at all meetings of the Company or at all meetings for a specified period is not treated as valid unless:

(i) the instrument of appointment or a certified copy of it, duly signed by hand or electronic signature; and

(ii) any evidence as to the validity and non-revocation of that authority as may be required by the Directors,

are lodged not less than 48 hours (or any shorter period as the Directors may permit) before the time for holding the meeting at the place specified for that purpose in the notice of the meeting or, if none, at the Registered Office.

(c) For the purposes of this clause 14:

(i) a legible facsimile of any document which is received at a place specified in the notice is duly lodged at that place at the time when the facsimile is received; and

(ii) Members can appoint a proxy and attorney or a corporate representative using electronic means to deliver the document (or a copy of the document) effecting the appointment and, in the absence of any manifest irregularity, the Company may act on that appointment.

14.19. Validity of proxies

(a) A vote exercised in accordance with the terms of an instrument of proxy, a power of attorney or other relevant instrument of appointment is valid despite:

(i) the previous death or mental incapacity of the principal;

(ii) the revocation of the instrument (or of the authority under which the instrument was executed) or the power; or

(iii) the transfer of the Share in respect of which the instrument or power is given,

if no notice in writing of the death, mental incapacity, revocation or transfer has been received by the Company at its registered office before the commencement of the meeting at which the instrument or power is used.

(b) A proxy is not revoked by the principal attending and taking part in the meeting, unless the principal actually votes on the resolution for which the proxy is proposed to be used.

14.20. Where proxy is incomplete

(a) No instrument appointing a proxy is treated as invalid merely because:

(i) it does not contain the address of the appointor or proxy;

(ii) it is not dated; or

(iii) it does not contain in relation to any or all resolutions, an indication of the manner in which the proxy is to vote.

(b) Where the instrument does not specify the name of a proxy, the instrument is treated as given in favour of the chairman of the meeting.

14.21. Right of officers and advisers to attend general meeting

(a) A Director who is not a Member is entitled to be present and to speak at any general meeting.

(b) A Secretary who is not a Member is entitled to be present and, at the request of the chairman of the meeting, to speak at any general meeting.

(c) Any other person (whether a Member or not) required by the Directors to attend any general meeting is entitled to be present and, at the request of the chairman of the meeting, to speak at that general meeting.

14.22. Use of technology

The Company may hold a general meeting at 2 or more venues using any technology that gives Members a reasonable opportunity to participate.

14.23. Minutes

(a) The Company must keep minute books in which it records within 30 days:

(i) proceedings and resolutions of meetings of the Company’s members;

(ii) proceedings and resolutions of Director’s meetings; and

(iii) resolutions passed by Members without a meeting.

(b) The Company must ensure that minutes are signed within a reasonable time after date of the meeting or of the resolution being passed by:

(i) the chairman of the meeting; or

(ii) the chairman of the next meeting; or

(iii) in the case of a resolution without a meeting, a Director.

15. Appointment, removal and remuneration of Directors

15.1. Appointment and removal

(a) There must be at least 3 Directors, or such greater number of Directors not exceeding 10 as the Directors think fit, in office at all times.

(b) Subject to the Act, the Company may at any time by resolution passed in general meeting:

(i) appoint any person to be a Director; or

(ii) remove any Director from office.

(c) Subject to the Act, the Directors may at any time appoint any person to be a Director. That person holds office until the end of the next following general meeting and is eligible for election at that meeting.

15.2. No Share qualification

No Share qualification is required of a Director.

15.3. Retirement at each annual general meeting

(a) Subject to clause 18.1 and only when the Company is admitted to the Official List:

(i) no Director except the Managing Director may hold office for a period in excess of 3 years, or beyond the third annual general meeting following the Director’s election, whichever is the longer, without submitting himself or herself for re-election; and

(ii) at every annual general meeting one-third of the previously elected Directors, and if their number is not a multiple of three, then the number nearest to but not exceeding one-third, must retire from office and are eligible for re-election.

(b) The Directors to retire in every year under clause 15.3(a), are the Directors longest in office since last being elected. Between Directors who are elected on the same day, the Director to retire is decided by lot to be conducted by the Chairman, or if he or she is a candidate, by the deputy Chairman, unless they agree otherwise.

(c) A retiring Director is eligible for re-election without needing to give any prior notice of an intention to submit for re-election and holds office as a Director until the end of the meeting at which the Director retires.

(d) Any Director appointed and vacating office under clause 15.1(b) is not taken into account in deciding the number or identity of the Directors to retire by rotation under this clause.

(e) No person other than a retiring Director or a Director vacating office under clause 15.1(b) is eligible to be elected a Director at any general meeting unless a notice of the Director’s candidature is given to the Company at least 35 Business Days (or in the case of a meeting that Members have requested the Directors to call, 30 Business Days) before the meeting.

15.4. Remuneration

(a) Subject to clause 15.4(b) and the Listing Rules, the Directors are paid for their services as Directors such fees as the Directors determine not exceeding in aggregate a maximum sum that is from time to time approved by the Members in a general meeting. The notice convening a general meeting at which it is proposed to seek approval to increase that maximum aggregate sum must specify the proposed new maximum aggregate sum and the amount of the proposed increase.

(b) Any Director who is remunerated as an executive Director may only be paid fees under clause 15.4(a) if the Directors determine that the Director should be compensated for any special duties, responsibilities which are not recognised in his or her executive remuneration and the Directors may determine the extent, if any, to which such a Directors may participate.

(c) The fees fixed under clause 15.4(a):

(i) are divided among the Directors in the proportions and on the basis as they may agree or, if they cannot agree, equally among them; and

(ii) are exclusive of any benefits which the Company may provide to Directors in satisfaction of legislative schemes including, without limitation, benefits provided under superannuation guarantee or similar schemes or any other benefit permitted by the Act or this Constitution.

(d) Any Director may elect to have his or her fees packaged by way of allocation among fees, superannuation contribution, motor vehicle or communications payments and any other categories, subject always to being within the remuneration practices of the Company.

(e) The Directors are also entitled to be paid or reimbursed (in accordance with the policies applicable to the reimbursement of management expenses) for all travelling and other expenses properly incurred by them in attending and returning from any meeting of the Directors, committee of the Directors, general meeting of the Company or otherwise in connection with the business or affairs of the Company.

(f) If, with the approval of the Directors, any Director performs extra services or makes any special exertions for the benefit of the Company, the Directors may approve the payment to that Director of special and additional remuneration as the Directors think fit having regard to the value to the Company of the extra services or special exertions. Any special or additional remuneration must not include commission on, or a percentage of profits or operating revenue.

(g) A Director may be engaged by the Company in any other capacity (other than as auditor) and may be appointed on such terms as to remuneration, tenure of office and otherwise as may be agreed by the Directors.

(h) Fees payable by the Company and any entity under its control to non-executive Directors are to be by fixed sum, and not by commission on, or percentage of, profits or operating revenue.

(i) Remuneration payable by the Company and any entity with which it is associated to any executive Director must not include a commission on, or percentage of, operating revenue.

15.5. Vacation of office

In addition to the circumstances in which the office of a Director becomes vacant:

(a) under the Act;

(b) because of a resolution under clause 15.1(b)(ii); or

(c) under clause 15.3,

the office of a Director becomes vacant if the Director:

(d) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

(e) resigns by notice in writing to the Company;

(f) dies; or

(g) is absent (and not represented by an alternate Director) from 6 consecutive meetings of the Directors without special leave of absence from the Directors and the Board resolves that his or her office be vacated.

15.6. Retiring allowance for Directors

(a) Subject to the Act, the Company may:

(i) make any payment or give any benefit to any Director or any other person in connection with the Director’s retirement, resignation from or loss of office or death while in office;

(ii) make contracts or arrangements with a Director or a person about to become a Director of the Company under which the Director or any person nominated by the Director is paid or provided with a lump sum payment, pension, retiring allowance or other benefit on or after the Director or person about to become a Director ceases to hold office for any reason;

(iii) make any payment under any contract or arrangement referred to in clause 15.6(a)(i); and

(iv) establish any fund or scheme to provide lump sum payments, pensions, retiring allowances or other benefits for:

(A) Directors ceasing to hold office; or

(B) any person including a person nominated by the Director, in the event of the Director’s death while in office,

and from time to time pay to the fund or scheme any sum as the Company considers necessary to provide those benefits.

(b) The Company may impose any conditions and restrictions under any contract, arrangement, fund or scheme referred to in clause 15.6(a) as it thinks proper.

(c) The Company may authorise any subsidiary to make a similar contract or arrangement with its Directors and make payments under it or establish and maintain any fund or schemes, whether or not all or any of the Directors of the subsidiary are also Directors of the Company.

16. Powers and duties of Directors

16.1. Powers of Directors

(a) Subject to the Act and this Constitution, the business of the Company is managed by the Directors, who may exercise all powers of the Company which are not, by the Act or this Constitution, required to be exercised by the Company in a general meeting.

(b) Without limiting the generality of clause 16.1(a), the Directors may exercise all the powers of the Company:

(i) to borrow money, to charge any property or business of the Company or all or any of its uncalled capital;

(ii) to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person; and

(iii) in relation to any Seal and any branch register.

16.2. Appointment of attorneys and representatives

(a) The Directors may, by power of attorney or by general or specific appointment, appoint such person or persons to be an attorney or representative of the Company for the purposes, with the powers, authorities and discretions vested in or exercisable by the Directors for any period and subject to any conditions as they think fit.

(b) Any appointment under clause 16.2(a) may be made on terms for the protection and convenience of persons dealing with any such attorney or representative as the Directors think fit and may also authorise an attorney or representative to delegate all or any of the powers, authorities and discretions vested in the attorney or representative.

16.3. Negotiable instruments

All negotiable instruments of the Company are to be executed by the persons and in the manner determined by the Directors from time to time.

17. Proceedings of Directors

17.1. Proceedings

(a) The Directors may meet together for the dispatch of business and adjourn and otherwise regulate their meetings as they think fit.

(b) A Director may at any time, and the Secretary must on the request of a Director, convene a meeting of the Directors.

(c) Reasonable notice must be given to every Director for the place, date and hour of every meeting of the Directors using any technology consented to by the Directors. Where any Director is for the time being outside Australia, notice need only be given to that Director if contact details have been given, but notice must always be given to any alternate Director in Australia whose appointment by that Director is for the time being in force.

17.2. Meetings by telecommunications

The Directors may hold a valid meeting using any medium by which each of the Directors can simultaneously hear all the other participants (including telephone and video conferencing), and then:

(a) the participating Directors are taken to be present at the meeting for the purposes of this Constitution concerning meetings of Directors;

(b) the meeting is taken to be held where the chairman of the meeting is; and

(c) all proceedings of the Directors conducted in that manner are as valid and effective as if conducted at a meeting at which all of them were present in person.

17.3. Quorum at meetings

At a meeting of Directors, the number of Directors whose presence is necessary to constitute a quorum is the number determined by the Directors and, if not so determined, is three Directors entitled to vote.

17.4. Chairman of Directors

(a) The Directors may elect one of their number as their Chairman and may decide the period during which the Chairman is to hold that office.

(b) Where a meeting of Directors is held and:

(i) a Chairman has not been elected as provided by clause 17.4(a); or

(ii) the Chairman is not present within 15 minutes of the time appointed for the holding of the meeting or does not wish to chair the meeting,

the Directors present must elect one of their number to be chairman of the meeting.

17.5. Proceedings at meetings

(a) Subject to this Constitution, questions arising at a meeting of Directors are decided by a majority of votes of Directors present in person or by their alternate director (if any) and voting and for all purposes any such decision is taken to be a decision of the Directors.

(b) In the case of an equality of votes, the chairman of the meeting has a second or casting vote in addition to the chairman’s deliberative vote.

17.6. Disclosure of interests

(a) A Director is not disqualified by the Director’s office from contracting with the Company in any capacity.

(b) A contract or arrangement made by the Company with a Director or in which a Director is in any way directly or indirectly interested may not be avoided merely because the Director is a party to or interested in it.

(c) A Director is liable to account to the Company for any profits derived in respect of a matter in which the Director has a material interest, merely because of the Director’s office or the fiduciary relationship it entails, unless the Director:

(i) declares the Director’s interest in the matter as soon as practicable after the relevant facts come to the Director’s knowledge; and

(ii) does not contravene this Constitution or the Act in relation to the matter.

(d) A general notice stating:

(i) that the Director is an officer or Member of a specified body corporate or firm; and

(ii) the nature and extent of the Director’s interest in that body corporate or firm in a matter involving the Company and that body corporate or firm,

is sufficient declaration of the Director’s interest, provided the extent of that interest is at the time of first consideration of the matter by the Directors no greater than was stated in the notice.

(e) Except as permitted by the Act and the Listing Rules, a Director must not:

(i) vote; or

(ii) be present while the matter is being considered,

at a meeting of the Directors at which there is considered any contract or proposed contract or arrangement in which the Director has a direct or indirect material personal interest or any lesser interest.

(f) If the provisions of this clause 17.6 and the Act are observed by a Director with regard to any contract or arrangement in which the Director is in any way interested, the fact that the Director signs, affixes or witnesses the affixing of a Seal to the document evidencing the contract or arrangement does not in any way affect its validity.

17.7. Alternate Directors and attendance by proxy

(a) A Director may:

(i) with the approval of a majority of the other Directors, appoint a person (whether a Member of the Company or not); or

(ii) without the need for the approval of the other Directors, appoint another Director,

to be an alternate Director in the Director’s place during any period that the Director thinks fit or generally.

(b) An alternate Director is entitled to notice of meetings of the Directors and, if the appointor is not present at such a meeting, is entitled to attend and vote in the Director’s stead.

(c) An alternate Director may exercise any powers which the appointor may exercise. The exercise of any power by the alternate Director (including, without limitation, executing a document) is taken to be the exercise of the power by the appointor. The exercise of any power by the alternate Director is as agent of the Company and not as agent of the appointor. Where the alternate is another Director, that Director is entitled to cast a deliberative vote on the Director’s own account and on account of each person by whom the Director has been appointed as an alternate Director.

(d) The appointment of an alternate Director:

(i) may be terminated at any time by the appointor even if the period of the appointment of the alternate Director has not expired; and

(ii) terminates automatically if the appointor vacates office as a Director.

(e) An appointment or the termination of an appointment of an alternate Director is effected by service on the Company of a written notice signed by the Director making the appointment.

(f) Without limiting clause 17.7(e), an appointment of an alternate Director may be suspended or terminated by an electronic message to the Company from the Director making the appointment.

(g) Other than:

(i) for reimbursement of expenses under clause 15.4(d); or

(ii) as authorised by the Directors,

an alternate Director is not entitled to any additional remuneration from the Company.

(h) Any additional remuneration that is paid to an alternate Director must be deducted from the remuneration of the appointor.

(i) An alternate Director is not taken into account in determining the number of Directors or rotation of Directors.

(j) A Director may attend and vote by proxy at any meeting of the Directors provided that such proxy is a Director of the Company and has been appointed in writing signed by the appointing Director. Such appointment may be general or for any particular meeting or meetings.

17.8. Vacancies

If the number of Directors is reduced below the minimum set by the Act:

(a) for so long as their number is sufficient to constitute a quorum, the remaining Directors may act; and

(b) if the number of remaining Directors is not sufficient to constitute a quorum, the remaining Director or Directors may act only for the purpose of increasing the number of Directors to the minimum number required under this Constitution to constitute a quorum or for calling a general meeting, but for no other purpose.

17.9. Committees

(a) The Directors may delegate any of their powers to a committee or committees consisting of any number of them and such other persons as the Directors from time to time think fit .

(b) A committee to which any powers have been so delegated must exercise the powers delegated in accordance with any directions of the Directors. A power so exercised is taken to be exercised by the Directors.

(c) Clauses 17.1, 17.2, 17.4 and 17.5 apply to any committee as if each reference in those clauses to the Directors was a reference to the Members of the committee and each reference to a meeting of Directors were to a meeting of the committee.

(d) Except in the case of a committee which consists of one Director only, the number of Members whose presence at a meeting of the committee is necessary to constitute a quorum is the number determined by the Directors and, if not so determined, is two.

(e) Subject to clause 17.10(c), minutes of all the proceedings and decisions of every committee must be made, entered and signed in the same manner in all respects as minutes of proceedings of the Directors are required by the Act to be made, entered and signed.

17.10. Circular resolutions

(a) If a document:

(i) states that the signatories to it are in favour of a resolution;

(ii) sufficiently identifies the terms of the resolution; and

(iii) is signed by all the Directors entitled to vote on that resolution,

a resolution in those terms is taken to be passed at a meeting of the Directors held at the time when the document was signed by the last Director to do so.

(b) For the purposes of clause 17.10(a):

(i) two or more separate documents containing statements in identical terms each being signed by one or more Directors together are taken to constitute one document containing a statement in those terms signed by those Directors on the respective days on which they signed the separate documents;

(ii) a reference to all the Directors does not include a reference to an alternate Director whose appointor has signed the document, but an alternate Director may sign the document in the place of the appointor; and

(iii) a facsimile which is received by the Company and is expressed to be sent by or on behalf of a Director or alternate Director is taken to be signed by that Director or alternate Director at the time of receipt of the facsimile by the Company in legible form.

(c) Where a committee consists of one Director only, a document signed by that Director and recording a decision of the committee is valid and effective as if it were a decision made at a meeting of that committee and that document constitutes a minute of that decision.

17.11. Defects in Appointments

(a) All acts done by any meeting of the Directors, committee of Directors, or person acting as a Director are as valid as if each person was duly appointed and qualified to be a Director or a Member of the committee.

(b) Clause 17.11(a) applies even if it is afterwards discovered that there was some defect in the appointment of a person to be a Director or a Member of a committee or to act as a Director or that a person so appointed was disqualified.

18. Managing Director

18.1. Power to appoint Managing Director

(a) The Directors may appoint one or more Directors to the office of Managing Director for the period and on the terms as they think fit, including the grant of power for the Managing Director to delegate all or part of his or her authorities to another Director during any temporary absence. Subject to the terms of any agreement entered into in a particular case, the Directors may at any time revoke any appointment.

(b) A Managing Director’s appointment automatically terminates if the Managing Director ceases for any reason to be a Director.

(c) Subject to clause 18.1(a), the provisions of clause 15.3 do not apply to a Managing Director or, if more than 1 Managing Director is appointed, the provisions of clause 15.3 do not apply to only one of the Managing Directors.

18.2. Remuneration

Subject to the terms of any agreement between the Managing Director and the Company, a Managing Director may receive remuneration (whether by way of salary, commission, other than on operating revenue, or participation in profits, or partly in one way and partly in another) as the Directors decide.

18.3. Delegation of powers to Managing Director

(a) The Directors may, on the terms and conditions and with any restrictions as they think fit, confer on a Managing Director any of the powers exercisable by them.

(b) Any powers so conferred may be concurrent with the powers of the Directors.

(c) The Directors may at any time withdraw or vary any of powers conferred on a Managing Director pursuant to clause 18.3(a).

19. Secretaries and other officers

19.1. Secretaries

(a) A Secretary of the Company holds office on the terms and conditions, as to remuneration and otherwise, as the Directors decide.

(b) The Directors may at any time terminate the appointment of a Secretary.

19.2. Other officers

(a) The Directors may from time to time:

(i) create any other position or positions in the Company with the powers and responsibilities as the Directors may from time to time confer; and

(ii) appoint any person, whether or not a Director, to any position or positions created under clause 19.2(a)(i).

(b) The Directors at any time may terminate the appointment of a person holding a position created under clause 19.2(a)(i) and may abolish the position.

20. Execution of documents

20.1. Manner of execution

(a) If the Company has a Seal, it may execute documents by affixing the Seal to the document and the affixing of the Seal is witnessed by:

(i) two Directors of the Company; or

(ii) at least one Director and a Secretary or a person authorised by the Directors to witness the affixing of the Seal.

(b) If the Company does not have a Seal, it may execute documents by the document being signed by:

(i) two Directors of the Company; or

(ii) at least one Director and a Secretary;

(c) The Company may have a Common Seal, a duplicate Common Seal and one or more other Seals for specific purposes, each appropriately identified on its face.

(d) A Common Seal may be used only by the authority of the Directors, or of a committee of the Directors authorised by the Directors to authorise the use of the Seal. Every document to which a Seal is affixed must be signed by a Director and be countersigned by another Director, a Secretary or another person appointed by the Directors to countersign that document or a clause of documents in which that document is included.

(e) Subject to the Act, certificates in respect of Shares or other securities may be issued either:

(i) under a Seal; or

(ii) under the signature of an attorney of the Company appointed under clause 16.2.

(f) For the purposes of clause 20.1(c), any impression of any Seal or any Signature may be a facsimile impression or Signature which has been printed, stamped or impressed on the relevant certificate.

21. Inspection of records

21.1. Inspection of records

(a) The Directors may decide whether and to what extent, at which time and places and under what conditions, the accounting and other records of the Company will be open to the inspection of Members.

(b) A Member other than a Director has no right to inspect any document of the Company except as provided by law or as authorised by the Directors.

22. Dividends, interest and reserves

22.1. Power to declare dividends and pay interest

(a) Subject to the Act and to any special rights or restrictions attached to any Shares, the Directors may resolve to:

(i) pay any dividend they think appropriate;

(ii) fix the time for payment; and

(iii) subject to clause 22.1(b), pay interest on any debt due by the Company.

(b) The Company must not pay interest on unpaid dividends.

22.2. Crediting of dividends

(a) Subject to any special rights or restrictions attached to any Shares, every dividend is:

(i) payable according to the amounts credited as paid on the fully paid (not partly paid) Shares in respect of which the dividend is paid; and

(ii) apportionable and paid proportionately to the amounts paid for the Shares during any part or parts of the period in respect of which the dividend is paid.

(b) An amount paid on a Share in advance of a call is not taken for the purposes of clause 22.2(a) to be paid on the Shares.

(c) Subject to any special rights or restrictions attached to any Shares, the Directors may from time to time resolve that dividends are to be paid out of a particular source or particular sources, and where the Directors so resolve, they may, in their absolute discretion:

(i) allow any Member to elect from which specified sources that particular Member’s dividend may be paid by the Company; and

(ii) where such elections are permitted and a Member fails to make such an election, the Directors may, in their absolute discretion, identify the particular source from which dividends are payable.

22.3. Reserves

(a) The Directors at their discretion may, at any time, set aside out of the profits of the Company as reserves any sums as they think proper, which sums may be applied for any proper purpose.

(b) The reserves may either be employed in the business of the Company or be placed in any investments as the Directors decide.

(c) The Directors may, without placing them to any reserve, carry forward any profits which they may think prudent not to distribute by way of dividend.

22.4. Deduction of unpaid amounts

The Directors may deduct from any dividend payable to a Member all sums of money presently payable by the Member to the Company on account of calls or otherwise in relation to Shares in the Company.

22.5. Distribution in kind

(a) When declaring a dividend the Directors may by resolution, direct payment of the dividend wholly or partly by the distribution of specific assets, including, without limitation, paid up Shares in the Company or other Shares of the Company or any other body corporate.

(b) Where a difficulty arises in regard to a distribution under clause 22.5(a) the Directors may:

(i) settle the matter as they think fit and fix the value for distribution of the specific assets or any part of those assets;

(ii) decide that cash payments are to be made to any Member or Members on the basis of the value so fixed in order to adjust the rights of all parties; or

(iii) vest any specific assets in trustees.

22.6. Payment of distributions

(a) Any dividend, interest or other money payable in cash in respect of Shares may be paid, at the sole risk of the intended recipient:

(i) by cheque sent through the post directed to:

(A) the address of the Member as shown in the register or, in the case of joint holders, to the address shown in the register as the address of the joint holder first named in that register; or

(B) to any other address as the Member or joint holders in writing directs or direct; or

(ii) by electronic funds transfer to an account with a bank or other financial institution nominated by the Member and acceptable to the Company; or

(iii) by any other means determined by the Directors or otherwise disposed of according to law.

(b) Subject to the Act, all unclaimed dividends may be invested or otherwise used by the Directors for the benefit of the Company until claimed.

23. Capitalisation of profits

23.1. Capitalisation

The Directors may resolve:

(a) to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account, profit and loss account or otherwise available for distribution to Members; and

(b) that the sum be applied, in any of the ways mentioned in clause 23.2, for the benefit of Members in full satisfaction of their interest in the capitalised sum, in the proportions to which those Members would have been entitled in a distribution of that sum by way of dividend or, if there is no such proportional entitlement, as the Directors determine.

23.2. Manner in which sums applied

The ways in which a sum may be applied for the benefit of Members under clause 0 are:

(a) in paying up any amounts unpaid on the Shares held by the Members;

(b) in paying up in full unissued Shares or debentures or debenture stock to be issued to Members as fully paid;

(c) partly as mentioned in clause 23.2(a) and partly as mentioned in clause 23.2(b);

(d) in accordance with any bonus share plan adopted by the Company; or

(e) any other application permitted by the Act.

23.3. Participation by holders of partly paid shares

Where the conditions of issue of a partly paid share so provide, the holder may participate in any application of a sum under clause 23.2 to a greater extent than would have been the case had those funds been distributed by dividend, but not to any greater extent than permitted by the terms of issue.

23.4. Powers of Directors

The Directors must do all things necessary to give effect to the resolution and, in particular, to the extent necessary to adjust the rights of the Members amongst themselves, may:

(a) fix the value for distribution of the specific assets or any part of those assets;

(b) make cash payments in cases where Shares or debentures or debenture stock become issuable in fractions or determine that fractions may be disregarded;

(c) vest any cash or specific assets in trustees on trust for the persons entitled as they think fit; or

(d) on behalf of all the Members entitled to any further Shares or debentures or debenture stock on the capitalisation, authorise any person to make an agreement with the Company providing for the issue to such Members, credited as fully paid up, of any further Shares or debentures or debenture stock or for the payment by the Company on their behalf of all or any part of the amounts remaining unpaid on their existing Shares by the application of their respective proportions of the sum resolved to be capitalised and any agreement made under that authority is effective and binding on all the Members concerned.

24. Dividend reinvestment and bonus Share plans

24.1. Directors may establish plans

The Directors may establish one or more plans under which each participating Member may elect, as provided in the plan:

(a) that dividends to be paid in respect of some or all of the Shares from time to time held by the Member may be satisfied by the issue of fully paid ordinary Shares;

(b) that dividends are not to be declared or paid in respect of some or all of the Shares from time to time held by the Member, but that the Member is to receive fully paid ordinary Shares; or

(c) such other options as the Directors consider appropriate,

and the Directors may vary, suspend or terminate any such plan.

24.2. Implementing plan

Any such plan has effect in accordance with its terms and the Directors must do all things necessary and convenient for the purpose of implementing the plan, including the making of each necessary allotment of Shares and of each necessary appropriation, capitalisation, application, payment and distribution of funds that lawfully may be appropriated, capitalised, applied, paid or distributed for the purpose of the allotment.

24.3. Where not all Members or holders participate

For the purpose of giving effect to any such plan, the appropriations, capitalisation, applications, payments and distributions authorised by clause 23.1 may be made and the powers of the Directors under clause 23.4 may be exercised (with such adjustments as may be required) even if only some of the Members or holders of Shares of any class participate.

24.4. Information and advice to Members

(a) In offering opportunities to Members to participate in any such plan, the Directors may give such information as in their opinion may be useful to assist Members in assessing the opportunity and making requests to their best advantage.

(b) The Directors, the Company and its officers are not responsible for, nor are they obliged to provide, any legal, taxation or financial advice in respect of the choices available to Members.

24.5. Limit on Directors’ obligations

The Directors are under no obligation:

(a) to admit any Member as a participant in any such plan; nor

(b) to comply with any request made by a Member who is not admitted as a participant in any such plan.

24.6. Duties and powers of Directors

In establishing and maintaining any such plan, the Directors must act in accordance with the provisions of this Constitution and may exercise all or any of the powers conferred upon them by the terms of any such plan, by this Constitution or by the Act.

25. Notices

25.1. No notice if no address provided

Any Member who has not left at or sent to the registered office, a place of address (for registration in the register) at or to which all notices, documents of the Company and Share certificates may be served or sent, is not entitled to receive any notice.

25.2. How notice to be given

(a) A Member may, by written notice to the Secretary left at or sent to the registered office, require that all notices to be given by the Company or the Directors be served on the Member’s representative at an address specified in the notice.

(b) A notice may be given by the Company to any Member by:

(i) serving it on the Member personally;

(ii) properly addressing, prepaying and posting the notice to the Member or leaving it at the Member’s address as shown in the register or the address supplied by the Member to the Company for the giving of notices;

(iii) serving it in any manner contemplated in this clause 25.2 on a Member’s representative as specified by the Member in a notice given under clause 25.2(a);

(iv) facsimile transmission to the facsimile number supplied by the Member to the Company for the giving of notices; or

(v) sending it by email to an email address nominated by the Member or via any other electronic means permitted by the Corporations Act and nominated by the Member for the giving of notices; or

(vi) giving it by any other means permitted or contemplated by this clause 25 or the Act.

25.3. When notice is given

A notice is deemed to be given by the Company and received by the Member:

(a) if delivered in person, when delivered to the Member;

(b) if posted, 2 Business Days (or 6, if addressed or posted outside Australia) after the date of posting to the Member, whether delivered or not;

(c) if sent by facsimile transmission, on the date and time shown on the transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety and in legible form to the facsimile number of the Member nominated for the purposes of this clause; or

(d) if sent by email or other electronic means, on the date and time at which it enters the Member’s information system (as shown in a confirmation of delivery report from the Company’s information system, which indicates that the notice was sent to the email or electronic address of the Member nominated for the purposes of this clause), but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee’s time), it is deemed to have been received at 9.00 am on the next Business Day.

25.4. Notice of general meeting

(a) Notice of every general meeting must be given in the manner authorised by clause 25.2:

(i) subject to clause 26.1, to every Member and Director;

(ii) to every person entitled to a Share in consequence of the death, mental incapacity or bankruptcy of a Member who, but for the death or bankruptcy, would be entitled to receive notice of the meeting; and

(iii) to any auditor of the Company.

(b) No other person is entitled to receive notice of general meeting.

26. Joint holders

26.1. Notice to be given by joint holders

Joint holders of a Share must give to the Company notice of:

(a) a single address for the purpose of all notices to be given by the Company under clause 25.1, and for the payment of dividends and the making of distributions in accordance with this Constitution; and

(b) a single account for the payment of money by electronic funds transfer in accordance with clause 22.6(a)(ii), if so desired, in respect of that Share.

26.2. Effect of giving notice

Where the Company receives notice under clause 26.1, the giving of notice, the payment of dividends or the making of distributions, to the address or account so notified is deemed given, paid or made to all joint holders of the relevant Share.

26.3. Failure to give notice

Where joint holders of a Share fail to give notice to the Company in accordance with clause 26.1, the Company may give notice, pay dividends and make distributions to the address of the joint holder whose name first appears in the register.

26.4. Receipts

Any of the joint holders of a Share may give effective receipt for all dividends and payments in respect of the Share.

27. Winding up

27.1. Where assets insufficient to repay paid up capital

If the Company is wound up and the assets available for distribution among the Members are insufficient to repay the whole of the paid up capital, the assets must be distributed so that, as nearly as may be, the losses are borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the Shares held by them respectively.

27.2. Where assets sufficient to repay paid up capital

If, in a winding up, the assets available for distribution among the Members are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess must be distributed among the Members in proportion to the capital at the commencement of the winding up paid up, or which ought to have been paid up, on the Shares held by them respectively.

27.3. Powers of liquidator

If the Company is wound up, the liquidator may:

(a) with the sanction of a special resolution, divide among the Members in kind the whole or any part of the property of the Company;

(b) for that purpose set a value as the liquidator considers fair on any property to be so divided; and

(c) decide how the division is to be carried out as between the Members or different classes of Members.

27.4. Vesting of property in trustees

The liquidator may, with the sanction of a special resolution, vest the whole or any part of any property in trustees on any trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Member is compelled to accept any Shares or other Shares in respect of which there is any liability.

28. Indemnity and insurance

28.1. Definition

In this clause Officer has the meaning in section 9 of the Act.

28.2. Company must indemnify Officers

To the extent permitted by the Act and without limiting the powers of the Company, the Company must indemnify any person who is or has been an Officer of the Company, or of a related body corporate of the Company against any liability which results directly or indirectly from facts or circumstances relating to the person serving or having served in that capacity:

(a) incurred by any other person (other than the Company or a related body corporate of the Company) that does not arise out of conduct involving a lack of good faith or conduct known to the other person to be wrongful; and

(b) for costs and expenses incurred by the person:

(i) in defending proceedings, whether civil or criminal, in which judgment is given in favour of the person or in which the person is acquitted; or

(ii) in connection with any application relating to such proceedings in which the court grants relief to the person under the Act.

28.3. Documentary indemnity and insurance policy

To the extent permitted by the Act and without limiting the powers of the Company, the Directors may authorise the Company to, and the Company may, enter into any:

(a) documentary indemnity in favour of; or

(b) insurance policy for the benefit of,

a person who is, or has been, an Officer of the Company or of a related body corporate of the Company, which indemnity or insurance policy may be in such terms as the Directors approve and, in particular, may apply to acts or omissions prior to or after the time of entering into the indemnity or policy.

28.4 Limit on liability

This clause 28 does not operate in respect of any Liability of the Officer to the extent that Liability is covered by insurance.

28.5 Extent of indemnity

The indemnity in clause 28:

(a) is enforceable without the Officer having first to incur any expense or make any payment; and

(b) applies to Liabilities incurred both before and after the adoption of this Constitution.

28.6 Savings

Subject to the Act, nothing in clause 28:

(c) affects any other right or remedy that a person to whom this clause applies may have in respect of any Liability referred to in this clause;

(d) limits capacity of the Company to indemnify or provide or pay for insurance for any person to whom this clause 28 applies; or

(e) limits or diminishes the terms of any indemnity conferred or agreement to indemnify entered into prior to the adoption of this Constitution.

28.7. Indemnity continues

The benefit of each indemnity given in this clause 28 continues, even if its terms or the terms of this clause 28 are modified or deleted, in respect of a liability arising out of acts, omissions or events occurring prior to the modification or deletion.

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